EXHIBIT 10.16

AMENDMENT NUMBER 1
TO THE
OCCIDENTAL PETROLEUM CORPORATION
SUPPLEMENTAL RETIREMENT PLAN II
Effective as of January 1, 2005
Amended and Restated as of November 1, 2008

The Occidental Petroleum Corporation Supplemental Retirement Plan II (Effective as of January 1, 2005 Amended and Restated as of November 1, 2008) (“Plan”) is hereby amended effective as of March 1, 2009 (unless a different effective date is specified) as follows:

1.	Section 2.1(e)(1), relating to the definition of “Base Pay of Record,” is amended in its entirety to read as follows:

	(1)	Base Pay of Record does not include:

		(A)	Bonuses, incentives, overtime, shift differential, and overseas differentials;

		(B)	Reimbursement for expenses or allowances, including automobile allowances and moving allowances;

(C)
Any amount contributed by the Employer (other than pretax deferrals under the Savings Plan and any amounts contributed pursuant to the Occidental Petroleum Flexible Spending Accounts Plan, as amended from time to time) to any qualified plan or plan of deferred compensation;

		(D)	Any amount paid by an Employer for other fringe benefits, such as health and hospitalization, and group life insurance benefits, or perquisites; and

		(E)	Allowances paid during furlough and, for purposes of subsection (2)(F), such furloughs shall not be treated as paid leaves of absence.

2.	Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

* * * * * * *

In Witness Whereof, the Company has caused this amendment to be adopted on its behalf by the unanimous action of the Pension and Retirement Plan Administrative Committee this ____ day of _______________, 2009.

Occidental Petroleum Corporation
Pension and Retirement Plan
Administrative Committee

Martin A. Cozyn

James M. Lienert

Laura B. Reider

Daniel S. Watts